Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-07899

Prospectus Supplement

The Prospectus dated August 13, 1996, relating to the offer for resale of up to $200,650,000 aggregate principal amount of the Continental Airlines, Inc. 6-3/4% Convertible Subordinated Notes due April 15, 2006 is hereby supplemented as follows:

1) "Public Employees' Retirement Association of Colorado" is added to the table of Selling Holders on page 39 with a Principal Amount of Registered Notes owned as of April 8,
     1997 of $2,000,000.

    The date of this Prospectus Supplement is April 16, 1997.